Exhibit 99.2

CONTACT:
Jon Kathol
Vice President, Investor Relations
Tel:813-544-8515
investorrelations@primowater.com

PRIMO WATER ANNOUNCES STRONG THIRD QUARTER 2023 RESULTS AND INCREASES ANNUAL ADJUSTED FREE CASH FLOW GUIDANCE

▪	Delivers Q3 Revenue guidance and exceeds high-end of Adjusted EBITDA guidance
▪	Revenue of $622 million, a 6% increase
▪	Net income of $33 million, a $32 million increase
▪	Adjusted EBITDA of $141 million, a $24 million or 21% increase
▪	Adjusted EBITDA margins of a record 22.7%, a 270 bps increase
▪	Reaffirms full-year 2023 Revenue and Adjusted EBITDA outlook
▪	Increases full-year Adjusted Free Cash Flow guidance by $10 million to approximately $160 million
▪	Declares quarterly dividend of $0.08 per common share, a 14% increase over last year
▪	Announces sale of significant portion of International businesses for up to $575 million in all cash transaction

TAMPA, FL – November 2, 2023 – Primo Water Corporation (NYSE: PRMW; TSX: PRMW) (the “Company” or “Primo Water”), a leading provider of sustainable drinking water solutions in North America and Europe, today announced its results for the third quarter ended September 30, 2023.

"Our third quarter results reflect the underlying momentum of improving our route density, network efficiencies and optimization, and realizing the benefits of our investments and pricing.  We once again delivered strong revenue and earnings growth, while achieving record Adjusted EBITDA margins.  I am proud of the efforts of our team across the enterprise and their focus on improving the customer experience and overall execution,” said Tom Harrington, Chief Executive Officer.

“This morning we announced an agreement to sell a significant portion of our International businesses. This transaction offers an attractive premium valuation and simplifies and focuses Primo Water on our core North American water business. The sale will provide us with the financial flexibility to pursue organic growth, reduce leverage, create revenue diversifying and Water Direct tuck-in M&A opportunities and return capital via share repurchases," continued Mr. Harrington.

"Our third quarter performance gives us confidence to reaffirm our 2023 outlook to between $2.32 billion and $2.36 billion of revenue and Adjusted EBITDA to between $460 million and $480 million. Full-year 2023 Adjusted Free Cash Flow is now forecasted to increase to approximately $160 million, an increase of $10 million versus our previous guidance,” said Mr. Harrington.

 THIRD QUARTER HIGHLIGHTS

•	Revenue increased 6% to $622 million compared to $585 million driven by revenue growth of 7% in Water Direct / Water Exchange and 19% in Water Refill / Water Filtration.

•	Gross margin increased 250 bps to 62.1% compared to 59.6%.

•
Reported net income and net income per diluted share were $33 million and $0.21, respectively, compared to reported net income and net income per diluted share of $1 million and $0.01, respectively. Adjusted net income and adjusted net income per diluted share were $52 million and $0.33, respectively, compared to $36 million and $0.22, respectively.

•	Adjusted EBITDA increased 21% to $141 million and Adjusted EBITDA margin increased 270 bps to a record 22.7%.

•	The Company reaffirms its full-year 2023 revenue target to between $2.32 billion and $2.36 billion and its full-year 2023 Adjusted EBITDA to between $460 million and $480 million.

•	Full-year Adjusted Free Cash Flow is forecasted to be approximately $160 million, an increase of $10 million versus previous guidance.

•
Subject to closing the transformational sale of a significant portion of its international businesses, Primo Water anticipates it will release its 2024 guidance in conjunction with its 2023 year-end earnings in February 2024.

	For the Three Months Ended
(in millions of U.S. dollars, except per share amounts, percentages and bps)	September 30, 2023	October 1, 2022	Y/Y Change
Revenue, net	$622.0	$584.6	6%
Net income	$33.4	$1.3	$32.1
Net income per diluted share	$0.21	$0.01	$0.20
Adjusted net income	$52.2	$35.7	$16.5
Adjusted net income per diluted share	$0.33	$0.22	$0.11
Adjusted EBITDA	$140.9	$116.9	21%
Adjusted EBITDA margin %	22.7%	20.0%	270 bps

SALE OF INTERNATIONAL BUSINESSES

As announced earlier today, Primo Water entered into a definitive agreement whereby Culligan International (“Culligan”), will acquire Primo Water’s International businesses, excluding the Aimia Foods, United Kingdom, Portugal, and Israel businesses, in an all-cash transaction (the “Transaction”) valued at up to $575 million. Upon closing the Transaction, Primo Water intends to repay the outstanding balance of its cash flow revolver, with a long-term goal of sustaining adjusted net leverage under 2.5x Adjusted EBITDA. Also, upon closing, an incremental $25 million share repurchase will be authorized, revising the share repurchase authorization to $75 million. The Transaction is expected to close by December 31, 2023, subject to the receipt of regulatory approvals and the satisfaction of other customary closing conditions.

Shareowners can read the full details of the Transaction announcement on Primo Water’s website at https://www.primowatercorp.com.

OUTLOOK

Primo Water is targeting the following results from continuing operations for the fourth quarter and full-year 2023:

	Q4 2023 Range		FY 2023 Range
($ in millions)	Low	High	Low	High
Revenue	$558	$598	$2,320	$2,360
Adjusted EBITDA	$108	$118	$460	$480
Cash Taxes			~ $25
Interest			$70	$75
Cap-Ex			~ $200
Adj. Free Cash Flow			~ $160

THIRD QUARTER 2023 RESULTS CONFERENCE CALL

Primo Water will host a conference call, to be simultaneously webcast, on Thursday, November 2, 2023, at 10:00 a.m. Eastern Time. A question-and-answer session will follow management's presentation. To participate, please call the following numbers:

North America: (888) 664-6392
International: (416) 764-8659
Conference ID: 93280528
This is a live, listen-only dial-in telephone line.

A slide presentation and live audio webcast will be available through Primo Water’s website at https://www.primowatercorp.com. The earnings conference call will be recorded and archived for playback on the investor relations section of the website for a period of two weeks following the event.

THIRD QUARTER GLOBAL PERFORMANCE

•
Revenue increased 6% to $622 million compared to $585 million. The increase was driven by revenue growth of 7% in Water Direct / Water Exchange and 19% in Water Refill / Water Filtration, due primarily to pricing initiatives and increased demand for products and services from residential and business customers. Revenue growth by channel is tabulated below:

	For the Three Months Ended
(in millions of U.S. dollars)	September 30, 2023	October 1, 2022	Change	% Change
Revenue, net
Water Direct/Water Exchange	$431.2	$402.2	$29.0	7%
Water Refill/Water Filtration	73.2	61.6	$11.6	19%
Other Water	34.1	32.4	$1.7	5%
Water Dispensers	16.7	23.7	$(7.0)	(30)%
Other	66.8	64.7	$2.1	3%
Revenue, net as reported	$622.0	$584.6	$37.4	6%
Foreign exchange impact	(5.1)	—	$(5.1)	n/a
Revenue excluding foreign exchange impact	$616.9	$584.6	$32.3	6%

•
Gross profit increased 11% to $387 million compared to $348 million. Gross margin increased 250 bps to 62.1% compared to 59.6%, driven by pricing initiatives, increased demand and operating efficiencies.

•
SG&A expenses increased 6% to $315 million compared to $297 million. The increase was driven by higher selling and operating costs that supported volume and revenue growth related to delivery commissions.

•
Reported net income and net income per diluted share were $33 million and $0.21, respectively, compared to reported net income and net income per diluted share of $1 million and $0.01, respectively. Adjusted net income and adjusted net income per diluted share were $52 million and $0.33, respectively, compared to $36 million and $0.22 in the prior year.

•
Adjusted EBITDA increased 21% to $141 million compared to $117 million, driven primarily by pricing initiatives, customer demand and effective expense management. Adjusted EBITDA margin was a record 22.7% for the quarter, compared to 20.0%.

•
Net cash provided by operating activities of $148 million, less $50 million of capital expenditures and additions to intangible assets, resulted in $99 million of free cash flow, or $102 million of adjusted free cash flow (adjusting for the items set forth on Exhibit 7), compared to adjusted free cash flow of $21 million in the prior year.

THIRD QUARTER REPORTING SEGMENT PERFORMANCE

 North America

•
Revenue increased 5% to $470 million driven by revenue growth of 7% in Water Direct / Water Exchange, and 18% in Water Refill / Water Filtration driven by pricing initiatives and increased demand for products and services from residential and business customers.

	For the Three Months Ended
(in millions of U.S. dollars)	September 30, 2023	October 1, 2022	Change	% Change
Revenue, net
Water Direct/Water Exchange	$356.2	$334.1	$22.1	7%
Water Refill/Water Filtration	62.0	52.6	$9.4	18%
Other Water	13.6	9.6	$4.0	42%
Water Dispensers	16.5	23.7	$(7.2)	(30)%
Other	21.5	26.8	$(5.3)	(20)%
Revenue, net as reported	$469.8	$446.8	$23.0	5%
Foreign exchange impact	0.3	—	$0.3	n/a
Revenue excluding foreign exchange impact	$470.1	$446.8	$23.3	5%

Europe

•	Revenue increased 13% to $81 million (increased 4% excluding the impact of foreign exchange) driven by pricing initiatives and favorable impact of foreign exchange rates.

	For the Three Months Ended
(in millions of U.S. dollars)	September 30, 2023	October 1, 2022	Change	% Change
Revenue, net
Water Direct/Water Exchange	$63.2	$55.6	$7.6	14%
Water Refill/Water Filtration	10.2	8.2	$2.0	24%
Other Water	0.3	0.5	$(0.2)	(40	) %
Water Dispensers	0.2	—	$0.2	100%
Other	6.9	7.1	$(0.2)	(3	) %
Revenue, net as reported	$80.8	$71.4	$9.4	13%
Foreign exchange impact	(6.7)	—	$(6.7)	n/a
Revenue excluding foreign exchange impact	$74.1	$71.4	$2.7	4%

QUARTERLY DIVIDEND
Primo Water announced that its Board of Directors declared a dividend of US$0.08 per share on common shares, payable in cash on December 1, 2023 to shareowners of record at the close of business on November 21, 2023.

SHARE REPURCHASE PROGRAM
Primo Water also announced that its Board of Directors plans to increase its $50 million share repurchase program authorization with an incremental $25 million, revising the share repurchase authorization to $75 million, effective upon completion of the Transaction.  Under the program, the Company’s common shares may be repurchased periodically in open market or privately negotiated transactions.

The actual timing, manner, number, and value of shares repurchased under the program will be determined by management at its discretion and will depend on a number of factors, including the market price of Primo Water’s common shares, general market and economic conditions, applicable law and other requirements, and other business considerations, provided however that the price per common share will not exceed the market price as at the date of acquisition (plus reasonable brokerage fees and commissions) in accordance with applicable securities laws and exchange rules.

ABOUT PRIMO WATER CORPORATION

Primo Water is a leading pure-play water solutions provider in North America and Europe and generated approximately $2.2 billion in annual revenue in 2022. Primo Water operates largely under a recurring revenue model in the large format water category (defined as 3 gallons or greater). This business strategy is commonly referred to as “razor-razorblade” because the initial sale of a product creates a base of users who frequently purchase complementary consumable products. The razor in Primo Water‘s revenue model is its industry leading line-up of innovative water dispensers, which are sold through approximately 10,800 retail locations and online at various price points. The dispensers help increase household and business penetration which drives recurring purchases of Primo Water‘s razorblade offering or water solutions. Primo Water‘s razorblade offering is comprised of Water Direct, Water Exchange, and Water Refill. Through its Water Direct business, Primo Water delivers sustainable hydration solutions across its 21-country footprint direct to customers, whether at home or to businesses. Through its Water Exchange business, customers visit retail locations and purchase a pre-filled bottle of water. Once consumed, empty bottles are exchanged at our recycling center displays, which provide a ticket that offers a discount toward the purchase of a new bottle. Water Exchange is available in approximately 17,500 retail locations. Through its Water Refill business, customers refill empty bottles at approximately 23,500 self-service refill drinking water stations. Primo Water also offers water filtration units across its 21-country footprint.

Primo Water’s water solutions expand consumer access to purified, spring, and mineral water to promote a healthier, more sustainable lifestyle while simultaneously reducing plastic waste and pollution. Primo Water is committed to its water stewardship standards and is proud to partner with the International Bottled Water Association (IBWA) in North America as well as with Watercoolers Europe (WE), which ensure strict adherence to safety, quality, sanitation and regulatory standards for the benefit of consumer protection.

Primo Water is headquartered in Tampa, Florida (USA). For more information, visit www.primowatercorp.com.

Non-GAAP Measures
To supplement its reporting of financial measures determined in accordance with U.S. GAAP (Generally Accepted Accounting Principles), Primo Water utilizes certain non-GAAP financial measures.  Primo Water excludes from GAAP revenue the impact of foreign exchange to separate its impact from Primo Water’s results of operations.  Primo Water also utilizes Adjusted net income (loss), Adjusted net income (loss) per diluted share, Adjusted EBITDA and Adjusted EBITDA margin to separate the impact of certain items from the underlying business.  Because Primo Water uses these adjusted financial results in the management of its business, management believes this supplemental information is useful to investors for their independent evaluation and understanding of Primo Water’s underlying business performance and the performance of its management.  Additionally, Primo Water supplements its reporting of net cash provided by (used in) operating activities from continuing operations determined in accordance with GAAP by excluding additions to property, plant and equipment and additions to intangible assets to present free cash flow, and by excluding the items identified on the exhibits hereto to present adjusted free cash flow, which management believes provides useful information to investors in assessing our performance, comparing Primo Water’s performance to the performance of the Company’s peer group and assessing the Company’s ability to service debt and finance strategic opportunities, which include investing in Primo Water’s business, making strategic acquisitions, paying dividends, and strengthening the balance sheet. With respect to the Company’s expectations of its future performance, the Company’s reconciliations of Q4 2023 and full-year 2023 Adjusted EBITDA and 2023 adjusted free cash flow guidance are not available, as the Company is unable to quantify certain amounts to the degree of precision that would be required in the relevant GAAP measures without unreasonable effort. These items include taxes, interest costs that would occur if the Company issued debt, and costs to acquire and/or sell a business if the Company executed such transactions, which could significantly affect our financial results. These items depend on highly variable factors and any such reconciliations would imply a degree of precision that would be confusing or misleading to investors. Primo Water expects the variability of these factors to have a significant, and potentially unpredictable, impact on the Company’s future GAAP financial results. The non-GAAP financial measures described above are in addition to, and not meant to be considered superior to, or a substitute for, Primo Water’s financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this earnings announcement reflect management's judgment of particular items, and may be different from, and therefore may not be comparable to, similarly titled measures reported by other companies.

Safe Harbor Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 conveying management’s expectations as to the future based on plans, estimates and projections at the time Primo Water makes the statements. Forward-looking statements involve inherent risks and uncertainties and Primo Water cautions you that several important factors could cause actual results to differ materially from those contained in any such forward-looking statement. You can identify forward-looking statements by words such as "may," "will," "would," "should," "could," "expect," "aim," "anticipate," "believe," "estimate," "intend," "plan," "predict," "project," "seek," "potential," "opportunities," and other similar expressions and the negatives of such expressions.  However, not all forward-looking statements contain these words.  The forward-looking statements contained in this press release include, but are not limited to, statements regarding future financial and operating trends and results (including Primo Water’s outlook on fourth quarter and full-year 2023 revenue, Adjusted EBITDA and Adjusted Free Cash Flow), the timing and use of proceeds of the Transaction, Primo Water's plans for its other international businesses, and related matters. The forward-looking statements are based on assumptions regarding management’s current plans and estimates. Management believes these assumptions to be reasonable, but there is no assurance that they will prove to be accurate.
Factors that could cause actual results to differ materially from those described in this press release include, among others: financial condition and results of operations; Primo Water’s ability to compete successfully in the markets in which it operates; fluctuations in commodity prices and Primo Water’s ability to pass on increased costs to its customers or hedge against such rising costs, and the impact of those increased prices on its volumes; Primo Water’s ability to maintain favorable arrangements and relationships with its suppliers; Primo Water’s ability to manage supply chain disruptions and cost increases related to inflation; Primo Water’s ability to manage its operations successfully; currency fluctuations that adversely affect the exchange between currencies including the U.S. dollar, the British pound sterling, the Euro and the Canadian dollar; the impact on Primo Water’s financial results from uncertainty in the financial markets and other adverse changes in general economic conditions, including inflation and interest rates; any disruption to production at Primo Water’s manufacturing facilities; Primo Water’s ability to maintain access to its water sources; the impact of climate change on Primo Water’s business; Primo Water’s ability to protect its intellectual property; the seasonal nature of Primo Water’s business and the effect of adverse weather conditions; the impact of national, regional and global events, including those of a political, economic, business and competitive nature, such as the Russia/Ukraine war or the Israel/Hamas war; the impact of a pandemic, such as COVID-19, related government actions and Primo Water’s strategy in response thereto on our business; Primo Water’s ability to consummate the Transaction and its ability to achieve the expected benefits thereof, including the risk that the parties fail to obtain the required regulatory approvals or to fulfill the other conditions to closing on the expected timeframe or at all; Primo Water’s ability to fully realize the potential benefit of transactions or other strategic opportunities that it pursues; Primo Water’s ability to realize cost synergies of its acquisitions due to integration difficulties and other challenges; Primo Water’s exposure to intangible asset risk; Primo Water’s ability to meet its obligations under its debt agreements, and risks of further increases to its indebtedness; Primo Water’s ability to maintain compliance with the covenants and conditions under its debt agreements; fluctuations in interest rates, which could increase Primo Water’s borrowing costs; Primo Water’s ability to recruit, retain and integrate new management; Primo Water’s ability to renew its collective bargaining agreements from time to time on satisfactory terms; compliance with product health and safety standards; liability for injury or illness caused by the consumption of contaminated products; liability and damage to Primo Water’s reputation as a result of litigation or legal proceedings; changes in the legal and regulatory environment in which Primo Water operates; Primo Water’s ability to adequately address the challenges and risks associated with its international operations and address difficulties in complying with laws and regulations including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act of 2010; the impact on Primo Water’s tax obligations and effective tax rate arising from changes in local tax laws or countries adopting more aggressive interpretations of tax laws; disruptions in Primo Water’s information systems; Primo Water’s ability to securely maintain its customers’ confidential or credit card information, or other private data relating to Primo Water’s employees or the Company; Primo Water’s ability to maintain its quarterly dividend; or credit rating changes.

The foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in Primo Water’s Annual Report on Form 10-K and its quarterly reports on Form 10-Q, as well as other filings with the securities commissions. Primo Water does not undertake to update or revise any of these statements considering new information or future events, except as expressly required by applicable law.
Website: www.primowatercorp.com

PRIMO WATER CORPORATION	EXHIBIT 1
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions of U.S. dollars, except share and per share amounts)
Unaudited

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Revenue, net	$622.0	$584.6	$1,761.8	$1,682.1
Cost of sales	235.5	236.4	678.7	702.0
Gross profit	386.5	348.2	1,083.1	980.1
Selling, general and administrative expenses	315.3	297.3	936.5	867.2
Loss on disposal of property, plant and equipment, net	1.5	2.6	4.0	4.4
Acquisition and integration expenses	2.6	3.3	6.4	12.5
Impairment charges	—	—	—	29.1
Gain on sale of property	(5.3)	—	(5.3)	—
Operating income	72.4	45.0	141.5	66.9
Other expense (income), net	6.6	21.2	(4.2)	34.6
Interest expense, net	18.6	17.4	57.2	51.3
Income (loss) before income taxes	47.2	6.4	88.5	(19.0)
Income tax expense	13.8	5.1	28.0	8.9
Net income (loss)	$33.4	$1.3	$60.5	$(27.9)

Net income (loss) per common share

Basic	$0.21	$0.01	$0.38	$(0.17)
Diluted	$0.21	$0.01	$0.38	$(0.17)

Weighted average common shares outstanding (in thousands)
Basic	159,407	161,117	159,446	161,064
Diluted	160,042	161,988	160,236	161,064

PRIMO WATER CORPORATION	EXHIBIT 2
CONSOLIDATED BALANCE SHEETS
(in millions of U.S. dollars, except share amounts)
Unaudited

	September 30, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$97.8	$122.6
Accounts receivable, net of allowance of $21.0 ($20.6 as of December 31,2022)	277.5	258.6
Inventories	105.8	112.1
Prepaid expenses and other current assets	45.0	44.7
Total current assets	526.1	538.0
Property, plant and equipment, net	697.8	714.4
Operating lease right-of-use-assets	187.5	198.6
Goodwill	1,290.4	1,293.0
Intangible assets, net	869.6	894.7
Other long-term assets, net	22.6	28.3
Total assets	$3,594.0	$3,667.0
LIABILITIES AND EQUITY
Current liabilities
Short-term borrowings	$153.3	$212.3
Current maturities of long-term debt	16.3	17.5
Accounts payable and accrued liabilities	420.3	425.1
Current operating lease obligations	35.4	35.7
Total current liabilities	625.3	690.6
Long-term debt	1,269.8	1,283.8
Operating lease obligations	163.3	174.5
Deferred tax liabilities	175.8	170.0
Other long-term liabilities	69.1	65.2
Total liabilities	2,303.3	2,384.1
Equity
Common shares, no par value -159,408,344 (December 31, 2022 - 159,752,299) shares issued	1,285.7	1,283.2
Additional paid-in-capital	87.6	91.3
Retained earnings (accumulated deficit)	3.7	(9.4)
Accumulated other comprehensive loss	(86.3)	(82.2)
Total Primo Water Corporation equity	1,290.7	1,282.9
Total liabilities and equity	$3,594.0	$3,667.0

PRIMO WATER CORPORATION	EXHIBIT 3
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions of U.S. dollars)
Unaudited

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022

Cash flows from operating activities:
Net income (loss)	$33.4	$1.3	$60.5	$(27.9)
Adjustments to reconcile net income (loss) to cash flows from operating activities:
Depreciation and amortization	65.1	59.6	190.4	181.0
Amortization of financing fees	0.8	0.8	2.5	2.5
Share-based compensation expense	1.4	3.2	6.7	10.7
(Benefit) provision for deferred income taxes	(0.6)	3.7	5.8	5.2
Impairment charges	—	—	—	29.1
Loss on disposal of property, plant and equipment, net	1.5	2.6	4.0	4.4
Gain on sale of property	(5.3)	—	(5.3)	—
Other non-cash items	10.5	21.9	(1.5)	34.6
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable	10.6	(12.9)	(22.9)	(46.1)
Inventories	(1.8)	(7.4)	(2.3)	(26.5)
Prepaid expenses and other current assets	5.4	4.3	4.6	(0.9)
Other assets	(0.5)	(0.2)	(0.8)	(0.2)
Accounts payable and accrued liabilities and other liabilities	27.6	15.8	17.5	17.1
Net cash provided by operating activities	148.1	92.7	259.2	183.0
Cash flows from investing activities:
Acquisitions, net of cash received	(1.6)	(5.3)	(24.7)	(12.7)
Additions to property, plant and equipment	(46.3)	(70.0)	(136.0)	(155.2)
Additions to intangible assets	(3.3)	(4.0)	(8.7)	(8.9)
Proceeds from sale of property, plant and equipment	0.4	0.6	0.9	1.6
Proceeds from sale of business, net of cash sold	0.1	—	0.6	—
Proceeds from sale of property	8.7	—	8.7	—
Other investing activities	0.8	(2.1)	4.1	(1.7)
Net cash used in investing activities	(41.2)	(80.8)	(155.1)	(176.9)

Cash flows from financing activities:
Payments of long-term debt	(4.3)	(4.2)	(14.1)	(13.9)
Proceeds from short-term borrowings	12.0	12.0	116.0	22.0
Payments on short-term borrowings	(88.0)	—	(181.0)	—
Issuance of common shares	1.0	0.5	5.7	2.1
Common shares repurchased and canceled	(0.6)	(11.0)	(22.4)	(13.0)
Dividends paid to common shareholders	(12.7)	(11.3)	(38.6)	(34.2)
Payment of deferred consideration for acquisitions	(0.4)	(2.2)	(1.4)	(2.3)
Other financing activities	(1.4)	1.4	7.0	6.0
Net cash used in financing activities	(94.4)	(14.8)	(128.8)	(33.3)
Effect of exchange rate changes on cash	(1.5)	(3.8)	(0.1)	(5.7)
Net increase (decrease) in cash, cash equivalents and restricted cash	11.0	(6.7)	(24.8)	(32.9)
Cash and cash equivalents and restricted cash, beginning of period	86.8	102.2	122.6	128.4
Cash and cash equivalents and restricted cash, end of period	$97.8	$95.5	$97.8	$95.5

PRIMO WATER CORPORATION	EXHIBIT 4
SEGMENT INFORMATION
(in millions of U.S. dollars, except percentage amounts)
Unaudited

	For the Three Months Ended September 30, 2023
	North America	Europe	Other	Total
Revenue, net
Water Direct/Water Exchange	$356.2	$63.2	$11.8	$431.2
Water Refill/Water Filtration	62.0	10.2	1.0	73.2
Other Water	13.6	0.3	20.2	34.1
Water Dispensers	16.5	0.2	—	16.7
Other	21.5	6.9	38.4	66.8
Total	$469.8	$80.8	$71.4	$622.0

Gross profit	$303.1	$55.7	$27.7	$386.5
Gross margin %	64.5%	68.9%	38.8%	62.1%
Selling, general and administrative expenses	$235.1	$46.3	$33.9	$315.3
SG&A % of revenue	50.0%	57.3%	47.5%	50.7%
Operating income (loss)	$70.3	$9.5	$(7.4)	$72.4
Depreciation and amortization	$48.9	$10.4	$5.8	$65.1

	For the Three Months Ended October 1, 2022
	North America	Europe	Other	Total
Revenue, net
Water Direct/Water Exchange	$334.1	$55.6	$12.5	$402.2
Water Refill/Water Filtration	52.6	8.2	0.8	61.6
Other Water	9.6	0.5	22.3	32.4
Water Dispensers	23.7	—	—	23.7
Other	26.8	7.1	30.8	64.7
Total	$446.8	$71.4	$66.4	$584.6

Gross profit	$272.5	$48.6	$27.1	$348.2
Gross margin %	61.0%	68.1%	40.8%	59.6%
Selling, general and administrative expenses	$215.7	$42.4	$39.2	$297.3
SG&A % of revenue	48.3%	59.4%	59.0%	50.9%
Operating income (loss)	$52.6	$5.1	$(12.7)	$45.0
Depreciation and amortization	$44.2	$9.5	$5.9	$59.6

	For the Nine Months Ended September 30, 2023
	North America	Europe	Other	Total
Revenue, net
Water Direct/Water Exchange	$1,011.5	$176.4	$33.2	$1,221.1
Water Refill/Water Filtration	169.6	28.9	2.4	200.9
Other Water	36.8	0.8	55.6	93.2
Water Dispensers	45.9	0.7	—	46.6
Other	68.8	21.4	109.8	200.0
Total	$1,332.6	$228.2	$201.0	$1,761.8

Gross profit	$852.6	$156.6	$73.9	$1,083.1
Gross Margin %	64.0%	68.6%	36.8%	61.5%
Selling, general and administrative expenses	$687.2	$136.6	$112.7	$936.5
SG&A % of Revenue	51.6%	59.9%	56.1%	53.2%
Operating income (loss)	$162.3	$19.5	$(40.3)	$141.5
Depreciation and amortization	$142.5	$30.2	$17.7	$190.4

	For the Nine Months Ended October 1, 2022
	North America	Europe	Other	Total
Revenue, net
Water Direct/Water Exchange	$933.5	$157.5	$35.0	$1,126.0
Water Refill/Water Filtration	142.1	24.6	2.0	168.7
Other Water	65.8	1.3	59.8	126.9
Water Dispensers	56.4	—	—	56.4
Other	82.8	22.2	99.1	204.1
Total	$1,280.6	$205.6	$195.9	$1,682.1

Gross profit	$764.9	$139.2	$76.0	$980.1
Gross margin %	59.7%	67.7%	38.8%	58.3%
Selling, general and administrative expenses	$624.0	$134.5	$108.7	$867.2
SG&A % of revenue	48.7%	65.4%	55.5%	51.6%
Operating income (loss)	$129.2	$(27.6)	$(34.7)	$66.9
Depreciation and amortization	$133.8	$29.4	$17.8	$181.0

PRIMO WATER CORPORATION	EXHIBIT 5
SUPPLEMENTARY INFORMATION - NON-GAAP - ANALYSIS OF REVENUE AND GROSS PROFIT BY REPORTING SEGMENT
(in millions of U.S. dollars, except percentage amounts)
Unaudited

	For the Three Months Ended September 30, 2023
	North America	Europe	Other	Primo
Change in revenue	$23.0	$9.4	$5.0	$37.4
Impact of foreign exchange (a)	0.3	(6.7)	1.3	(5.1)
Change excluding foreign exchange	$23.3	$2.7	$6.3	$32.3
Percentage change in revenue	5.1%	13.2%	7.5%	6.4%
Percentage change in revenue excluding foreign exchange	5.2%	3.8%	9.5%	5.5%

	For the Nine Months Ended September 30, 2023
	North America	Europe	Other	Primo
Change in revenue	$52.0	$22.6	$5.1	$79.7
Impact of foreign exchange (a)	2.3	(4.4)	11.5	9.4
Change excluding foreign exchange	$54.3	$18.2	$16.6	$89.1
Percentage change in revenue	4.1%	11.0%	2.6%	4.7%
Percentage change in revenue excluding foreign exchange	4.2%	8.9%	8.5%	5.3%

	For the Three Months Ended September 30, 2023
	North America	Europe	Other	Primo
Change in gross profit	$30.6	$7.1	$0.6	$38.3
Impact of foreign exchange (a)	0.2	(4.4)	1.4	(2.8)
Change excluding foreign exchange	$30.8	$2.7	$2.0	$35.5
Percentage change in gross profit	11.2%	14.6%	2.2%	11.0%
Percentage change in gross profit excluding foreign exchange	11.3%	5.6%	7.4%	10.2%

	For the Nine Months Ended September 30, 2023
	North America	Europe	Other	Primo
Change in gross profit	$87.7	$17.4	$(2.1)	$103.0
Impact of foreign exchange (a)	1.4	(3.1)	5.4	3.7
Change excluding foreign exchange	$89.1	$14.3	$3.3	$106.7
Percentage change in gross profit	11.5%	12.5%	(2.8)%	10.5%
Percentage change in gross profit excluding foreign exchange	11.6%	10.3%	4.3%	10.9%

(a) Impact of foreign exchange is the difference between the current period revenue and gross profit translated utilizing the current period average foreign exchange rates less the current period revenue and gross profit translated utilizing the prior period average foreign exchange rates.

PRIMO WATER CORPORATION	EXHIBIT 6
SUPPLEMENTARY INFORMATION - NON-GAAP - EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION & AMORTIZATION
(EBITDA)
(in millions of U.S. dollars, except percentage amounts)
Unaudited

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022

Net income (loss)	$33.4	$1.3	$60.5	$(27.9)
Interest expense, net	18.6	17.4	57.2	51.3
Income tax expense	13.8	5.1	28.0	8.9
Depreciation and amortization	65.1	59.6	190.4	181.0
EBITDA	$130.9	$83.4	$336.1	$213.3

Acquisition and integration costs (a)	2.6	3.3	6.4	12.5
Share-based compensation costs (b)	1.4	3.2	6.7	10.7
Impairment charges (c)	—	—	—	29.1
Foreign exchange and other losses (gains), net (d)	10.6	21.3	(0.3)	36.7
Loss on disposal of property, plant and equipment, net (e)	1.5	2.6	4.0	4.4
Gain on sale of property (f)	(5.3)	—	(5.3)	—
Other adjustments, net (g)	(0.8)	3.1	9.8	6.1
Adjusted EBITDA	$140.9	$116.9	$357.4	$312.8

Revenue, net	$622.0	$584.6	$1,761.8	$1,682.1
Adjusted EBITDA margin %	22.7%	20.0%	20.3%	18.6%

		For the Three Months Ended		For the Nine Months Ended
	Location in Consolidated Statements of Operations	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
		(Unaudited)		(Unaudited)
(a) Acquisition and integration costs	Acquisition and integration expenses	$2.6	$3.3	$6.4	$12.5
(b) Share-based compensation costs	Selling, general and administrative expenses	1.4	3.2	6.7	10.7
(c) Impairment charges	Impairment charges	—	—	—	29.1
(d) Foreign exchange and other losses (gains), net	Other expense (income), net	10.6	21.3	(0.3)	36.7
(e) Loss on disposal of property, plant and equipment, net	Loss on disposal of property, plant and equipment, net	1.5	2.6	4.0	4.4
(f) Gain on sale of property	Gain on sale of property	(5.3)	—	(5.3)	—
(g) Other adjustments, net	Other expense (income), net	(0.8)	0.1	(1.5)	(1.6)
	Selling, general and administrative expenses	—	3.0	11.3	7.7

PRIMO WATER CORPORATION	EXHIBIT 7
SUPPLEMENTARY INFORMATION - NON-GAAP - FREE CASH FLOW AND ADJUSTED FREE CASH FLOW
(in millions of U.S. dollars)
Unaudited

	For the Three Months Ended
	September 30, 2023	October 1, 2022

Net cash provided by operating activities	$148.1	$92.7
Less: Additions to property, plant, and equipment	(46.3)	(70.0)
Less: Additions to intangible assets	(3.3)	(4.0)
Free Cash Flow	$98.5	$18.7

Acquisition and integration cash costs	2.0	2.1
Tariffs refunds related to property, plant, and equipment	1.0	—
Adjusted Free Cash Flow	$101.5	$20.8

	For the Nine Months Ended
	September 30, 2023	October 1, 2022

Net cash provided by operating activities	$259.2	$183.0
Less: Additions to property, plant, and equipment	(136.0)	(155.2)
Less: Additions to intangible assets	(8.7)	(8.9)
Free Cash Flow	$114.5	$18.9

Acquisition and integration cash costs	6.0	10.2
Cash costs related to additions to property, plant and equipment for integration of acquired entities	0.2	—
Cash taxes paid for property sales	0.8	—
Tariffs refunds related to property, plant, and equipment	2.4	—
Adjusted Free Cash Flow	$123.9	$29.1

PRIMO WATER CORPORATION	EXHIBIT 8
SUPPLEMENTARY INFORMATION-NON-GAAP-ADJUSTED NET INCOME AND ADJUSTED EPS
(in millions of U.S. dollars, except share amounts)
Unaudited

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Net income (loss) (as reported)	$33.4	$1.3	$60.5	$(27.9)

Adjustments:
Amortization expense of customer lists	11.6	11.7	34.1	36.7
Acquisition and integration costs	2.6	3.3	6.4	12.5
Share-based compensation costs	1.4	3.2	6.7	10.7
Impairment charges	—	—	—	29.1
Foreign exchange and other losses (gains), net	10.6	21.3	(0.3)	36.7
Gain on sale of property	(5.3)	—	(5.3)	—
Other adjustments, net	(0.8)	3.1	9.8	6.1
Tax impact of adjustments (a)	(1.3)	(8.2)	(6.0)	(21.0)
Adjusted net income	$52.2	$35.7	$105.9	$82.9

Earnings Per Share (as reported)
Net income (loss)	$33.4	$1.3	$60.5	$(27.9)

Basic EPS	$0.21	$0.01	$0.38	$(0.17)
Diluted EPS	$0.21	$0.01	$0.38	$(0.17)

Weighted average common shares outstanding (in thousands)
Basic	159,407	161,117	159,446	161,064
Diluted	160,042	161,988	160,236	161,064

Adjusted Earnings Per Share (Non-GAAP)
Adjusted net income (Non-GAAP)	$52.2	$35.7	$105.9	$82.9
Adjusted diluted EPS (Non-GAAP)	$0.33	$0.22	$0.66	$0.51
Diluted weighted average common shares outstanding (in thousands) (Non-GAAP) (b)	160,042	161,988	160,236	161,996

(a) The tax effect for adjusted net income is based upon an analysis of the statutory tax treatment and the applicable tax rate for the jurisdiction in which the pre-tax adjusting items incurred and for which realization of the resulting tax benefit (if any) is expected. A reduced or 0% tax rate is applied to jurisdictions where we do not expect to realize a tax benefit due to a history of operating losses or other factors resulting in a valuation allowance related to deferred tax assets.
(b)  Includes the impact of dilutive securities of 932 for the nine months ended October 1, 2022. These dilutive securities were excluded from GAAP diluted weighted average common shares outstanding due to net loss reported in the period.